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                                                                    Exhibit 5(a)
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                          INVESTMENT ADVISORY AGREEMENT

                            ______________ ___, 1998

BEA Associates
One Citicorp Center
153 East 53rd Street
New York, New York  10022

Dear Sirs:

                   Warburg, Pincus [     ] Fund, Inc. (the "Fund"), a
corporation organized and existing under the laws of the State of Maryland, herewith confirms its agreement with BEA Associates (the "Adviser"), a partnership organized under the laws of New York, as follows:

         1.       Investment Description; Appointment

                  The Fund desires to employ the capital of the Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation, as may be amended from time to time, and in the Fund's Prospectus(es) and Statement(s) of Additional Information as from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund. Copies of the Fund's Prospectus and SAI have been or will be submitted to the Adviser. The Fund desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

         2.       Services as Investment Adviser

                  Subject to the supervision and direction of the Board of Directors of the Fund, the Adviser will (a) act in strict conformity with the Fund's Articles of Incorporation, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended (the "Advisers Act"), (b) manage the Fund's assets in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus and SAI, (c) make investment decisions for the Fund, (d) place purchase and sale orders for securities on behalf of the Fund, (e) exercise voting rights in respect of portfolio securities and other investments for the Fund, and (f) monitor and evaluate the services provided by the Fund's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement. In providing those services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical
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information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

                  Subject to the approval of the Board of Directors of the Fund and, where required by law, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Fund and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b), (c), (d) and (e) above. In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing the Fund with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreement(s) or arranging for a successor investment sub-adviser(s) to provide such services on terms and conditions acceptable to the Fund and the Fund's Board of Directors and subject to the requirements of the 1940 Act.

         3.       Brokerage

                  In executing transactions for the Fund, selecting brokers or dealers and negotiating any brokerage commission rates, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Fund and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

         4.       Information Provided to the Fund

                  The Adviser will keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information the Adviser believes is appropriate for this purpose.

         5.       Disclosure Regarding the Adviser

                  (a) The Adviser has reviewed the disclosure about the Adviser contained in the Fund's registration statement and represents and warrants that, with respect to such disclosure about the Adviser or information related, directly or indirectly, to the Adviser, such registration statement contains, as of the


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date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not misleading.

                  (b) The Adviser agrees to notify the Fund promptly of (i) any statement about the Adviser contained in the Fund's registration statement that becomes untrue in any material respect, (ii) any omission of a material fact about the Adviser in the Fund's registration statement which is required to be stated therein or necessary to make the statements contained therein not misleading, (iii) any reorganization or change in the Adviser, including any change in its ownership or key employees, or (iv) any change in the membership of the Adviser, as long as the Adviser is a partnership.

                  (c) Prior to the Fund or any affiliated person (as defined in the 1940 Act, an "Affiliate") of the Fund using or distributing sales literature or other promotional material referring to the Adviser ("Promotional Material"), the Fund shall forward such material to the Adviser and shall allow the Adviser reasonable time to review the material. The Adviser will not act unreasonably in its review of Promotional Material and the Fund will use all reasonable efforts to ensure that all Promotional Material used or distributed by or on behalf of the Fund will comply with the requirements of the Advisers Act, the 1940 Act and the rules and regulations promulgated thereunder.

                  (d) The Adviser has supplied the Fund copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply the Fund, promptly upon preparation thereof, copies of all amendments or restatements of such document.

         6.       Compliance

                  (a) The Adviser agrees that it shall promptly notify the Fund
(i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) in the event that there is a change in the Adviser, financial or otherwise, that adversely affects its ability to perform services under this Agreement or (iii) upon having a reasonable basis for believing that, as a result of the Adviser's investing the Fund's assets, the Fund's investment portfolio has ceased to adhere to the Fund's investment objectives, policies and restrictions as stated in the Prospectus or SAI or is otherwise in violation of applicable law.

                  (b) The Fund agrees that it shall promptly notify the Adviser in the event that the SEC has censured the Fund; placed


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limitations upon any of its activities, functions or operations; or has commenced proceedings or an investigation that may result in any of these actions.

                  (c) The Fund shall be given access to the records of the Adviser at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Adviser relating to its providing investment advisory services to the Fund, including without limitation records relating to trading by employees of the Adviser for their own accounts and on behalf of other clients. The Adviser agrees to cooperate with the Fund and its representatives in connection with any such monitoring efforts.

         7.       Books and Records

                  (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified therein.

                  (b) The Adviser agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in writing of the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities.

                  (c) The Adviser hereby agrees to furnish to regulatory authorities having the requisite authority any information or reports in connection with services that the Adviser renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

         8.       Standard of Care

                  The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection


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with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to shareholders of the Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

         9.       Compensation

                  In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser an annual fee calculated at an annual rate of [___%] of the Fund's average daily net assets. The fee for the period from the date the Fund's initial registration statement is declared effective by the Securities and Exchange Commission to the end of the year during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full yearly period. Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or SAI.

         10.      Expenses

                  The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the fees payable to any investment sub-adviser engaged pursuant to paragraph 2 of this Agreement. The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Directors of the Fund who are not officers, directors, or employees of the Adviser or any of its affiliates; fees of any pricing service employed to value shares of the Fund; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Fund; and any extraordinary expenses.


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                  The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Directors of the Fund with respect to such litigation and other expenses as determined by the Directors.

         11.      Services to Other Companies or Accounts

                  The Fund understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and the Fund has no objection to the Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the Adviser to perform its services under this Agreement.

         12.      Term of Agreement

                  This Agreement shall continue until April 17, 2000 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Directors of the Fund or (b) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Directors of the Fund or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).

         13.      Representations by the Parties

                  (a) The Adviser represents and warrants that it is a duly registered investment adviser under the Advisers Act, a duly


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registered investment adviser in any and all states of the United States in which the Adviser is required to be so registered and has obtained all necessary licenses and approvals in order to perform the services provided in this Agreement. The Adviser covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

                  (b) The Adviser represents that it has read and understands the Prospectus and SAI and warrants that in investing the Fund's assets it will use all reasonable efforts to adhere to the Fund's investment objectives, policies and restrictions contained therein.

                  (c) The Adviser represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1 under the 1940 Act and will provide the Fund with any amendments to such Code.

                   (d) The Fund represents that a copy of its Articles of
Incorporation, dated [        ], 1998, together with all amendments thereto, is
on file in the Department of Assessments and Taxation of the State of Maryland.

         14.      Miscellaneous

                  The Adviser represents that it is the sole owner of the name and mark "BEA," as used with respect to investment vehicles or services. The Adviser hereby grants to the Fund and its affiliates a non-exclusive license to use the "BEA" name and mark in connection with the Fund, including, without limitation, use of the "BEA" name and mark in any disclosure document, advertisement, sales literature or other materials describing or promoting the Fund. If the Adviser ceases to act as the investment adviser of the Fund's shares, the Fund agrees that, at the Adviser's request, the Fund's license to use the "BEA" name and mark will terminate and the Fund will take all necessary action to discontinue any use of the "BEA" name and mark. The Adviser acknowledges that the Fund has adopted the name "BEA Institutional Funds," in connection with the offering of the Fund's Institutional Shares, with its express permission.

                  The Adviser agrees that it will not use the name and mark "Warburg Pincus" except in regulatory filings or as expressly permitted by the Fund in writing.


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                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                            Very truly yours,

                                            WARBURG, PINCUS [       ] FUND, INC.

                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

Accepted:

BEA ASSOCIATES

         By: _______________________
         Name: _____________________
         Title: ____________________


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
-------------------------------------  ------------------------------------------------------------------  -------------------------

             FUND NAME                                       INVESTMENT OBJECTIVE                              MANAGEMENT FEE+

-------------------------------------  ------------------------------------------------------------------  -------------------------
International Growth Fund              Seeks long-term appreciation of capital by investing primarily                 .80%
                                       in equity securities of non-U.S. issuers.
-------------------------------------  ------------------------------------------------------------------  -------------------------
Emerging Markets Growth Fund           Seeks long-term appreciation of capital by investing primarily                1.00%*
                                       in equity securities in emerging country markets.
-------------------------------------  ------------------------------------------------------------------  -------------------------
U.S. Core Equity Fund                  Seeks long-term appreciation of capital by investing primarily                 .75%
                                       in U.S. equity securities.
-------------------------------------  ------------------------------------------------------------------  -------------------------
U.S. Core Fixed Income Fund            Seeks high total return by investing primarily in domestic                    .375%
                                       fixed-income securities consistent with comparable broad market fixed income indices, such as the Lehman Brothers Aggregate Bond
                                       Index.
-------------------------------------  ------------------------------------------------------------------  -------------------------
High Yield Fund                        Seeks high total return by investing primarily in high yield                   .70%
                                       fixed income securities issued by corporations, governments and agencies, both domestic and foreign.
-------------------------------------  ------------------------------------------------------------------  -------------------------
Strategic Global Fixed Income Fund     Seeks high total return by investing primarily in both foreign                 .50%*
                                       and domestic fixed income securities.
-------------------------------------  ------------------------------------------------------------------  -------------------------
Municipal Bond Fund                    Seeks high total return by investing primarily in municipal                    .70%
                                       bonds issued by state and local authorities.
-------------------------------------  ------------------------------------------------------------------  -------------------------
Global Telecommunications Fund         Seeks long-term appreciation of capital by investing primarily                1.00%
                                       in equity securities of telecommunications companies, both foreign and domestic.
-------------------------------------  ------------------------------------------------------------------  -------------------------
Select Economic Value Equity Fund      Seeks long-term appreciation of capital by investing primarily                 .75%
                                       in U.S. equity securities that the Adviser believes are
                                       undervalued.
-------------------------------------  ------------------------------------------------------------------  -------------------------
Long-Short Market Neutral Fund         Seeks long-term capital appreciation while minimizing exposure                1.50%**
                                       to general equity market risk by taking long positions in stocks that the Adviser has identified as undervalued and short
                                       positions in such stocks that the Adviser has identified as overvalued.
-------------------------------------  ------------------------------------------------------------------  -------------------------
Long-Short Equity Fund                 Seeks a total return greater than that of the Standard & Poor's                .10%
                                       500 Composite Stock Price Index (the "S&P Index") by investing in shares of the Long-Short Market Neutral Fund while
                                       simultaneously utilizing S&P Index futures, options on S&P
                                       Index futures and equity swap contracts to gain exposure to the equity market as measured by the S&P Index.
-------------------------------------  ------------------------------------------------------------------  -------------------------

----------------------
       + As a percentage of average daily net assets.

       * BEA will pay Credit Suisse Asset Management Limited, as sub-adviser to the Emerging Markets Growth Fund and the Strategic Global Fixed Income Fund, a quarterly fee equal to 30% of the net quarterly amount received by BEA from each Fund for its services as the Fund's investment adviser.

       ** Represents a basic management fee that may be increased or decreased, after the first year of operations, by applying a performance adjustment formula ("Performance Adjustment"). The Performance Adjustment is calculated monthly by comparing the Fund's investment performance to that of the Salomon Smith Barney U.S. 1-Month Treasury Bill Index plus 5 percentage points. The maximum annualized Performance Adjustment is .50%. For additional information regarding calculation of the Performance Adjustment, see the Fund's Prospectus under "Management of the Funds."